UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 11, 2011

SIERRA MONITOR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-7441	95-2481914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1991 Tarob Court
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 262-6611
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders:

1.	Elected four directors to serve until the 2012 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	Ratified the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Set forth below, with respect to each matter, are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, applicable to each item.

Proposal 1: Election of directors:
Director	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
Gordon R. Arnold	5,742,463	323,115	0	1,200	647,169
C. Richard Kramlich	6,065,378	200	0	1,200	647,169
Jay T. Last, Ph.D	6,065,378	200	0	1,200	647,169
Robert C. Marshall	6,065,378	200	0	1,200	647,169

All director nominees were duly elected.

Proposal 2: Ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:
Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
7,591,749	200	0	17,135	647,169

Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA MONITOR CORPORATION

By:	/s/ Gordon R. Arnold
Gordon R. Arnold President

Date:  May 16, 2011